EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form SB-2 (333-135478) of Technest Holdings, Inc. and subsidiaries (the "Registration Statement"), of our report dated April 29, 2005 relating to our audits of Genex Technologies, Inc., appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Wolf & Company, P.C.
WOLF & COMPANY, P.C.
BOSTON, MASSACHUSETTS
March 16, 2007